EXHIBIT 2.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

AMENDMENT

TO ASSET PURCHASE AGREEMENT

This Amendment to the Asset Purchase Agreement (this “Amendment”) effective as of October 28, 2019 (the “Amendment Date”), is made by and among Sierra Oncology, Inc., a Delaware corporation (“Buyer”), YM Biosciences Australia Pty Ltd, a company organized under the laws of Australia (“Seller”), and Gilead Sciences, Inc., a Delaware corporation (“GSI”). Seller, GSI and Buyer may hereinafter be referred to individually as a “Party” and, collectively, as the “Parties”.

WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement dated as of August 20, 2018 (the “Agreement”);

WHEREAS, the Parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the Parties hereby agree as follows:

1. Amendments. Effective as of, and conditioned upon the occurrence of, the Issuance Date (as defined below), the Agreement shall be amended as follows (it being understood that if the Issuance Date does not occur the following provisions shall have no effect):

a. Section 2.9 of the Agreement shall be amended by deleting the Initiation Milestone table, including deletion of the Milestone Event and Milestone Payment for the Initiation Milestone.

b. Section 2.10(a) of the Agreement shall be amended by replacing the royalty table with the following:

Aggregate Net Sales	Royalty Rate
That portion of aggregate Net Sales that are less than [***] U.S. Dollars ($[***]) in a calendar year	[***]	%
That portion of aggregate Net Sales that are equal to or greater than [***] U.S. Dollars ($[***]) but less than [***] U.S. Dollars ($[***]) in a calendar year	[***]	%
That portion of aggregate Net Sales that are equal to or greater than [***] U.S. Dollars ($[***]) but less than [***] U.S. Dollars ($[***]) in a calendar year	[***]	%
That portion of aggregate Net Sales that are equal to or greater than [***] U.S. Dollars ($[***]) in a calendar year	[***]	%

2. Securities Issuance. In consideration of the Parties’ agreement to amend the Agreement as set forth herein, on (a) if the Financing (as defined below) is closed prior to the Outside Date (as defined below), the later of the (i) the date immediately after the date the Buyer closes a financing in which the Buyer receives gross proceeds of at least $[***] million (the “Financing”), and (ii) if convertible preferred stock is issued in the Financing, the date immediately after the date convertible preferred stock issued in the Financing automatically converts to common stock and (b) if no Financing is closed prior to the Outside Date, the Specified Date (as defined below) (the applicable date under clause (a) or (b) (if any), the “Issuance Date”), the Buyer and GSI shall enter into the Securities Purchase Agreement attached hereto as Exhibit A (the “SPA”), pursuant to which the Buyer shall issue to GSI shares of Buyer common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase Common Stock, in the form attached as Exhibit A to the SPA, with such changes thereto to provide GSI the benefit of any terms of any warrants issued in the Financing that are more favorable to the holder of such warrants than the terms of Exhibit A (the “Warrant”). The number of shares of Buyer Common Stock to be issued to GSI shall be equal to 7.5% of the Buyer’s outstanding shares of Common Stock on the Issuance Date (after giving effect to the Financing, including the conversion of any convertible preferred stock issued in the Financing, the conversion, exchange or exercise into Common Stock of any other securities issued in the Financing (other than the warrants to be issued in the Financing) and the issuance of any shares of Common Stock in the Financing) (such outstanding shares, after giving effect to the foregoing, the “Financing Adjusted Shares”). The Warrant shall be exercisable to purchase up to that number of shares of Common Stock equal to 7.5% of the Buyer’s Financing Adjusted Shares of Common Stock on the Issuance Date (the “Warrant Shares”), at an exercise price equal to the conversion price of the convertible preferred stock issued in the Financing, or if no such shares of convertible preferred stock are issued in a Financing, then the lower of (i) the closing stock price of the Common Stock as reported by the Nasdaq Stock Market on the date immediately prior to the Issuance Date and (ii) the exercise price of any warrants or other convertible, exercisable or exchangeable securities issued in the Financing. In the event no Financing is closed prior to [***] (or such later date as may be specified by GSI) (the “Outside Date”) then on such date mutually agreed upon by Buyer and GSI (the “Specified Date”), the Buyer and GSI shall enter into the SPA, pursuant to which the Buyer shall issue to GSI that number of shares of Buyer Common Stock equal to 7.5% of the Buyer’s outstanding shares of Common Stock as of the Specified Date and a Warrant to purchase up to 7.5% of the outstanding shares of Common Stock as of the Specified Date, at an exercise price equal to the lesser of (i) the closing stock price of the Common Stock as reported by the Nasdaq Stock Market on the Specified Date and (ii) the average closing price of the Common Stock as reported by the Nasdaq Stock Market for the five trading days immediately preceding the Specified Date. Notwithstanding the foregoing, in no event shall the Company issue Common Stock and Warrant Shares to GSI that, in the aggregate, represent 20% or more of the Company’s outstanding shares of Common Stock immediately prior to the date of entry into the SPA.

3. Miscellaneous. This Amendment shall be effective for all purposes as of the Amendment Date, except as set forth in Section 1. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

YM BIOSCIENCES AUSTRALIA PTY LTD

By:	/s/ Brett Pletcher
Name: Brett Pletcher
Title: Director

SIERRA ONCOLOGY, INC.

By:	/s/ Nick Glover
Name: Dr. Nick Glover
Title: President & CEO

GILEAD SCIENCES, INC.

By:	/s/ Jeremy Bender
Name: Jeremy Bender
Title: VP, Corporate Development

Exhibit A

Securities Purchase Agreement

SECURITY PURCHASE AGREEMENT

This Security Purchase Agreement (this “Agreement”) is made as of ___________, 20[ ] (the “Effective Date”) by and between Sierra Oncology, Inc., a Delaware corporation (the “Company”), and Gilead Sciences, Inc., a Delaware corporation (the “Purchaser”).

1. Issuance of Securities. Effective as the Effective Date, the Company will issue to Purchaser (i) _________ shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) a warrant in the form attached hereto as Exhibit A (which Exhibit shall be revised, as applicable, to provide GSI the benefit of any terms of any warrants issued in the Financing that are more favorable to the holder of such warrants than the terms of the originally agreed Exhibit A) (the “Warrant”), registered in the name of the Purchaser, to purchase up to [_____] shares of the Common Stock, with an exercise price per share equal to $[____], subject to adjustment therein (the “Warrant Shares” and together with the Shares and the Warrant, the “Securities”), in consideration of the Company’s and the Purchaser’s agreement to amend that certain Asset Purchase Agreement dated as of August 20, 2018, as set forth in that certain Amendment to Asset Purchase Agreement dated as of October __, 2019. In no event shall the Company issue Common Stock and Warrant Shares to GSI that, in the aggregate, represent 20% or more of the Company’s outstanding shares of Common Stock immediately prior to the Effective Date.

2. Closing and Delivery.

(a) The closing (“Closing”) of the transactions contemplated hereby shall be held at the offices of Fenwick & West LLP, 1191 Second Avenue, Floor 10, Seattle, Washington 98101 within two Business Days of the date of this Agreement (such date, the “Closing Date”), or at such other time and place as the Company and the Purchaser mutually agree upon. “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, any day on which banking institutions in The City of New York or the State of New York are authorized or required by law or other governmental action to close and December 26, 2019 through and including January 1, 2020.

(b) At the Closing, the Company shall execute and deliver to the Purchaser the Warrant and direct its transfer agent to issue and register the Shares in uncertificated form in the Purchaser’s name (or in such nominee’s or nominees’ name(s) as designated by the Purchaser in writing) on the books of the Company, with the legend set forth in Section 5 of this Agreement.

3. Company Representations. The Company represents and warrants to the Purchaser as follows:

(a) The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, financial condition or results of operation of the Company or the ability of the Company to perform its obligations under the Transaction Agreements (a “Material Adverse Effect”).

(b) The Company has all requisite power to execute and deliver this Agreement, to issue the Securities, and to carry out and perform its obligations under the terms of this Agreement and the Warrant (the “Transaction Agreements”).

(c) The execution, delivery, and performance of the Transaction Agreements by the Company, including the issuance, sale and delivery of the Securities, has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and this Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies the “Enforceability Exceptions”).

(d) Except for any Current Report on Form 8-K and submission of a Listing of Additional Shares notice to The Nasdaq Stock Market in connection with the transaction contemplated hereby and the filing of a registration statement (if requested by the Purchaser) pursuant to the registration rights granted in Section 6 of this Agreement, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transaction contemplated by the Transaction Agreements. Assuming the accuracy of the representations of the Purchaser in Section 4, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization or other governmental body is required for the execution, delivery or performance of the Transaction Agreements including the valid issuance, sale and delivery of the Securities, other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities.

(e) The execution and delivery of the Transaction Agreements, the issuance, sale and delivery of the Securities by the Company, the performance by the Company of its obligations under the Transaction Agreements and/or the consummation of the transactions contemplated hereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof, the Company’s Bylaws, as amended and as in effect on the date hereof, or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect.

(f) The Shares are duly authorized and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and non-assessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights. Except as set forth in the Company’s SEC filings and any equity awards granted pursuant to employee benefit plans described in the Company’s SEC filings, there are no options, warrants, or rights to subscribe to, or securities, rights, understandings or obligations convertible into or exchangeable for, or giving any right to subscribe for, any shares of capital stock or other equity interest of the Company, and there are no outstanding agreements for preemptive or similar rights affecting the Common Stock.

(g) The Warrants have been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(h) The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise by all necessary corporate action and such shares, when issued upon such exercise in accordance of the terms of the Warrants, will be validly issued and will be fully paid and non-assessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Warrant Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. The issuance and delivery of the Warrant Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights.

(i) There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries by any court or governmental or regulatory body (including The Nasdaq Stock Market), governmental agency, arbitration panel or authority or any third party that would be reasonably likely, individually or in the aggregate, to enjoin, prevent or materially delay the issuance, sale and delivery of the Securities, the performance by the Company of its obligations under the Transaction Agreements or the consummation by the Company of the transactions contemplated hereby.

(j) Neither the Company nor any of its subsidiaries, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any securities which may be integrated with the sale of the Securities to the Purchaser for purposes of the Securities Act, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Securities Act.

(k) The Company has not engaged any brokers, finders or agents, and neither the Company nor the Purchaser has, nor will, incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4. Purchaser Representations. In connection with the receipt of the Securities pursuant to this Agreement, the Purchaser represents to the Company the following:

(a) The execution and delivery by the Purchaser of this Agreement, and the acquisition by the Purchaser of the Securities under this Agreement, do not contravene or constitute a default under, or violation of, (i) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which the Purchaser is a party, or (ii) any judgment, injunction, order, decree or other instrument binding upon the Purchaser, in each case except where such contravention, default, violation or failure to obtain a consent, individually or in the aggregate, would not reasonably be expected to impair Purchaser’s ability to acquire the Securities under this Agreement.

(b) The Purchaser understands the definition of the term “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, and qualifies as an accredited investor.

(c) The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is acquiring the Securities for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. The Purchaser does not have any present intention to transfer the Securities to any other person or entity in such a “distribution.”

(d) The Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

(e) The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and, if applicable, qualified by state authorities, or sold or otherwise disposed of in a transaction exempt from, or not subject to, such registration and qualification requirements. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in Section 6 of this Agreement.

(f) By reason of its business and financial experience, the Purchaser has the ability to protect its own interests in connection with the purchase of the Securities.

(g) The Purchaser has not engaged any brokers, finders or agents, and neither the Company nor the Purchaser has, nor will, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

(h) The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5. Restrictive Legends and Stop-Transfer Orders.

(a) Each certificate, instrument or book entry evidencing the Securities shall (unless otherwise permitted by applicable securities law) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b) The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(c) The legend referring to federal and state securities laws identified in Section 5(a) notated on any certificate or book entry evidencing the Securities and the stock transfer instructions and record notations with respect to such Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities (to the extent the securities are certificated), if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that such legend may be removed from such Securities or that a sale or transfer of such Securities may be made without registration, qualification or legend.

6. Registration Rights. Following the Closing, upon the request of the Purchaser, the Company and the Purchaser will enter into a registration rights agreement providing the Purchaser with customary demand (including for a shelf registration if available) for resale of the Shares and Warrant Shares (and any other shares of capital stock or other equity interests issued or issuable to the Purchaser thereunder).

7. Miscellaneous.

(a) This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(c) The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned either to an affiliate of the Purchaser or with the prior written consent of the Company. The rights and obligations of the Company under this Agreement may only be assigned with the prior written consent of the Purchaser. No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

(d) All representations, warranties, covenants and agreements contained in this Agreement shall survive indefinitely.

(e) No modifications or amendments to, or waivers of, any provision of this Agreement may be made, except pursuant to a document signed by the Company and the Purchaser.

(f) When a reference is made in this Agreement to Sections, paragraphs, clauses or Annexes, such reference shall be to a Section, paragraph, clause or Annex to this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party. The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) This Agreement and all other documents required to be delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the transactions contemplated hereby.

(h) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof; provided that if such provision may not be so modified, such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

[Signature Pages Follow]

The undersigned has executed this Agreement as of the date first set forth above.

THE COMPANY:

SIERRA ONCOLOGY, INC.

By:
(Signature)
Name:	Sukhi Jagpal
Title:	Chief Financial Officer

The undersigned has executed this Agreement as of the date first set forth above.

PURCHASER:

GILEAD SCIENCES, INC.

(Signature)
Name:
Title:

EXHIBIT A - Form of Warrant

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Sierra Oncology, Inc.

Warrant to Purchase Common Stock

Warrant No.: [_______________]

Date of Issuance: [__________] [__], 20[__] (“Issuance Date”)

Sierra Oncology, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gilead Sciences, Inc, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), at any time or times on or after the Issuance Date (the “Exercisability Date”), but not after 5:00 p.m., New York time, on the Expiration Date (as defined below), a number of fully paid and non-assessable shares of Common Stock (the “Warrant Shares”) equal to [_________________________] (including for purpose of this calculation the number of Warrant Shares withheld in connection with Cashless Exercise(s)), with any fractional share being rounded to the nearest whole share. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14 of this Warrant. This Warrant is the Warrant to Purchase Common Stock issued pursuant to that certain Security Purchase Agreement, dated as of [__________] [__], 20[__] (the “Subscription Date”), by and between the Company and the Holder (the “SPA”).

1. Exercise of Warrant.

a. Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part (subject to adjustment in accordance herewith)), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii)(A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)). Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second (2nd) Business Day following the date on which the Company has received the Exercise Notice (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents, but subject to the prior receipt by the Company of the Aggregate Exercise Price (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Direct Registration System, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder acknowledges and agrees that the certificate or book entry evidencing such Warrant Shares delivered upon such exercise, if required by applicable securities law, will be bear the restrictive legend contemplated by Section 13(a) and be subject to restrictions on resale under applicable securities law. Upon delivery of the Exercise Delivery Documents and, if applicable, the Aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d) ) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of Warrants or Warrant Shares in a name other than that of the Holder. It is understood and agreed by the Holder that Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise thereof.

b. Exercise Price. For purposes of this Warrant, “Exercise Price” means $[_____] subject to adjustment as provided herein.

c. Cashless Exercise. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

        B

For purposes of the foregoing formula:

A	= the total number of shares with respect to which this Warrant is then being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of this Warrant being cancelled in payment of the Exercise Price).

B	= the Closing Sale Price of the shares of Common Stock immediately preceding the time of the Exercise Notice (the “Fair Market Value”).

C	= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If on the Expiration Date the Net Number exceeds zero, this Warrant shall be deemed to be automatically exercised via a Cashless Exercise pursuant to this Section 1(c).

d. Rule 144. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

e. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

f. Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on the Share Delivery Date in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then the Holder shall be entitled, but not required, to rescind the previously submitted Exercise Notice and the Company shall return all consideration paid by Holder for such shares upon such rescission. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

g. Blocker Provision. Notwithstanding anything contained herein to the contrary, for so long as the Common Stock is an equity security as defined in Rule 13d-1(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall not effect any exercise of this Warrant for shares of Common Stock, and the Holder shall not have the right to exercise any portion of this Warrant for shares of Common Stock to the extent that after giving effect to the issuance of shares of Common Stock upon such exercise, as set forth in the applicable Exercise Notice, any of the Holder, another person having beneficial ownership of such shares of Common Stock or any group of which the Holder or any such other person is a member (any such other person or group, an “Additional Beneficial Owner”), would beneficially own in excess of 9.99% of the outstanding shares of Common Stock (such limitation, the “Conversion Cap”). The Conversion Cap may be terminated by the Holder upon 61 days’ advance written notice to the Company. Nothing in this Section 1(g) shall limit the right of the Holder to elect any cashless settlement of this Warrant pursuant to Section 1(c)

Upon the request of the Holder, the Company shall promptly, and in any event within two (2) Trading Days of such request, confirm to the Holder the number of shares of Common Stock then outstanding. At the time of delivery of any Exercise Notice, the Holder shall certify to the Company that neither the Holder nor any Additional Beneficial Owner would beneficially own in excess of 9.99% of the outstanding shares of Common Stock upon giving effect to such Exercise Notice. For purposes of this Section 1(g), the number of shares of Common Stock beneficially owned by any person shall be calculated in accordance with Rule 16a-1(a)(1) promulgated under the Exchange Act, or any successor rule, in each case giving effect to the Conversion Cap. In addition, “group” as used in this Section 1(g) has the same meaning as in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

h. Reservation and Issuance of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation, or any contract or agreement to which the Company is party (including not being subject to any preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other person that have not been waived or satisfied), or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights that have not been waived or satisfied, or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall cause the Warrant Shares, prior to or upon such exercise, to be listed on any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

2. Adjustment of Exercise Price and Number of Warrant Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any stock split, reverse stock split, stock consolidation, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock for no consideration, by way of return of capital or otherwise (including, without limitation, any dividend or distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction (other than stock or securities in which an adjustment is being made pursuant to Section 2 hereof)) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

4. Fundamental Transactions. In the event of a Fundamental Transaction, either (a) the Holder shall exercise this Warrant in full with respect to all remaining Warrant Shares for which this Warrant is then exercisable and such exercise or conversion will be deemed effective immediately prior to the consummation of such Fundamental Transaction or (b) if the Holder elects not to exercise this Warrant, and the Fair Market Value of one Warrant Share would be greater than the Exercise Price in effect on such date immediately prior to such Fundamental Transaction, and Holder has not exercised this Warrant as to all Warrant Shares, then this Warrant shall automatically be deemed to be Cashless Exercised pursuant to Section 1(c) above as to all Warrant Shares effective immediately prior to and contingent upon the consummation of a Fundamental Transaction. In the event of a Fundamental Transaction where the Fair Market Value of one Warrant Share would be less than the Exercise Price in effect immediately prior to such Fundamental Transaction, then this Warrant will expire immediately prior to the consummation of such Fundamental Transaction.

5. [Reserved].

6. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein (including the adjustments in Sections 1, 2, 3 and 4), the Holder, solely in such person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. Certificate as to Adjustment; Notices of Events.

a. Certificate as to Adjustment. As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than fifteen (15) Business Days thereafter, the Company shall furnish to the Holder a notice setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof. As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than fifteen (15) Business Days thereafter, the Company shall furnish to the Holder notice of the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of this Warrant.

b. Notices of Events. In the event that the Company:

(i) shall take a record of the holders of its Common Stock for, or enter into or consummate, a transaction that would result in an adjustment in the Exercise Price and/or the number of Warrant Shares issuable upon exercise of this Warrant,

(ii) shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(iii) shall approve or consummate the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall send or cause to be sent to the Holder a notice describing such event, which notice shall be sent at least five (5) Business Days prior to such event and shall specify: (a) in the case of clauses (i) and (iii), the effective date on which such transaction is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such transaction, and the amount per share and character of such exchange applicable to this Warrant and the Warrant Shares; and (b) in the case of clause (ii), the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent. The Holder acknowledges that if any such notice given pursuant to this Section 7.b. would constitute material nonpublic information, the Company shall not be required to give the Holder any such notice until the occurrence of such event has been announced publicly by the Company by way of a press release or filing with the Securities and Exchange Commission.

8. Reissuance of Warrants.

a. Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with such other information, documents and instruments related to such transfer that the Company shall reasonably request (including without limitation those required by the SPA or Section 13 hereof), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

b. Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

c. Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

d. Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and in English and shall be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by facsimile or electronic mail, and followed by a confirmation copy delivered via either of the methods set forth in Sections 9(a) and (b). The address, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Sierra Oncology, Inc.

Attention: Chief Financial Officer

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia, Canada

Telephone: 604-558-6536

Fax: [______________]

Email: sjagpal@sierraoncology.com

If to the Holder, to its address, facsimile number or email address set forth herein or on the books and records of the Company.

Or, in each of the above instances, to such other address, facsimile number or email address as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change.

10. Transfer Agent Fees. The Company shall pay all fees of its transfer agent in connection with the transactions contemplated by this Agreement, the exercise of this Warrant and the issuance of the Warrant Shares.

11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any action herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

12. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

13. Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

14. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

15. Restrictions on Transfer of this Warrant and Warrant Shares; Compliance with Securities Laws.

a. Transfer Restrictions. This Warrant shall not be transferred, except to an affiliate of the Holder, without the written consent of the Company.

b. Securities Law Legend. Each certificate, instrument or book entry evidencing the Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

c. Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 15.

d. Removal of Legend. The legend referring to federal and state securities laws set forth on the first page of this Warrant and the legend identified in Section 15(b) notated on any certificate or book entry evidencing the Warrant Shares and the stock transfer instructions and record notations with respect to such securities shall be removed, and the Company shall issue a Warrant or certificate, as applicable, without such legend to the holder of such securities (to the extent the securities are certificated), if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that such legend may be removed from such securities or a sale or transfer of such securities may be made without registration, qualification or legend.

16. Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

a. “Business Day” means any day other than any Saturday, any Sunday, any day which is a federal legal holiday in the United States, any day on which banking institutions in The City of New York or the State of New York are authorized or required by law or other governmental action to close or any day between and including Christmas Day and New Year’s Day.

b. “Closing Sale Price” means, as of any particular date: (a) the closing sales price of the Common Stock for such day on the Principal Market or such other U.S. securities exchange on which the Common Stock may at the time be listed, or if not then listed on a U.S. securities exchange then on such foreign securities exchange on which the Common Stock may at the time be listed; (b) if on any such day the Common Stock is not listed on a securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the OTC Marketplace or similar quotation system or association for such day; (c) if there have been no sales of the Common Stock on the OTC Bulletin Board, the OTC Marketplace or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the OTC Marketplace or similar quotation system or association at the end of such day; in each case, averaged over ten (10) consecutive Trading Days ending on the Trading Day immediately prior to the day as of which “Fair Market Value” is being determined; or (d) if at any time the Common Stock is not listed on any securities exchange or quoted on the OTC Bulletin Board, the OTC Marketplace or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board of Directors of the Company and the Holder; provided, that if the Board of Directors of the Company and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed thirty (30) days from the Company’s receipt of the notice of exercise of this Warrant), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board of Directors of the Company and the Holder. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne equally by the Company and the Holder. In determining the Fair Market Value of the Common Stock, an orderly sale transaction between a willing buyer and a willing seller shall be assumed, using valuation techniques then prevailing in the securities industry without regard to the lack of liquidity of the Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale.

c. “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed, converted or exchanged any share capital resulting from a reclassification or recapitalization of such Common Stock.

d. “Expiration Date” means the date five (5) years after the Issuance Date. If such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), then the Expiration Date shall be the next date that is a Business Day and is not a Holiday.

e. “Fundamental Transaction” means (i) the consolidation of the Company with, or the merger of the Company with or into, another “person” (as such term is used in Rule 13d-3 and Rule 13d-5 of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or the consolidation of another “person” with, or the merger of another “person” into, the Company, other than in each case pursuant to a transaction in which the “persons” that “beneficially owned” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, the Voting Shares (as defined below) of the Company immediately prior to the transaction “beneficially own”, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the Voting Shares of the Company (measured by voting power rather than the number of shares.

f. “Principal Market” means The Nasdaq Global Market.

g. “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded or quoted; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SIERRA ONCOLOGY, INC.

By:
(Signature)
Name:	Sukhi Jagpal
Title:	Chief Financial Officer

Acknowledged and agreed

GILEAD SCIENCES, INC.

(Signature)
Name:
Title:

[Signature Page to Warrant to Purchase Common Stock]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

SIERRA ONCOLOGY, INC.

The undersigned holder hereby exercises the right to purchase __________ of the shares of Common Stock (“Warrant Shares”) of Sierra Oncology, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

________ a “Cash Exercise” with respect to _____________ Warrant Shares; and/or

________ a “Cashless Exercise” with respect to _____________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $_________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

4. Beneficial Ownership Confirmation. For so long as Section 1(g) is applicable and has not been terminated by the Holder, the Holder confirms that neither the Holder nor any Additional Beneficial Owner will beneficially own in excess of 9.99% of the outstanding shares of Common Stock upon giving effect to this Exercise Notice.

Dated:
Name of Holder:
By:
Name:
Title: